Third Quarter 2018 Earnings Call October 30, 2018 Supplemental Information

Forward-Looking Statements The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, disintermediation, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2017, the Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Company’s Form 8-K, dated October 29, 2018, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Encompass Health 2

Table of Contents Q3 2018 Summary ................................................................................................... 4-5 Clinical Collaboration Rate ........................................................................................ 6 Inpatient Rehabilitation Segment ................................................................................. 7-8 Home Health & Hospice Segment ................................................................................. 9-10 Consolidated Adjusted EBITDA..................................................................................... 11 Earnings per Share................................................................................................... 12-13 Adjusted Free Cash Flow ........................................................................................... 14 Guidance.............................................................................................................. 15-16 Free Cash Flow Assumptions and Uses............................................................................ 17-18 Appendix Map of Locations..................................................................................................... 20 Pre-Payment Claims Denials - Inpatient Rehabilitation Segment ............................................ 21 Expansion Activity ................................................................................................... 22 Rebranding and Name Change ..................................................................................... 23 Impact of New Revenue Recognition Accounting Standard.................................................... 24 Business Outlook..................................................................................................... 25-27 Debt Schedule and Maturity Profile............................................................................... 28-29 Overview of Rollover Shares ....................................................................................... 30 New-Store/Same-Store Growth ................................................................................... 31-32 Payment Sources (Percent of Revenues) ......................................................................... 33 Inpatient Rehabilitation Operational and Labor Metrics ...................................................... 34 Home Health & Hospice Operational Metrics ................................................................... 35 Share Information ................................................................................................... 36 Segment Operating Results ........................................................................................ 37-39 Reconciliations to GAAP ............................................................................................ 40-48 End Notes ............................................................................................................. 49-51 Encompass Health 3

Q3 2018 Summary

(In Millions)	Q3 2018	Q3 2017	Growth Dollars	Growth Percent
Encompass Health Consolidated				
Net operating revenues*	$ 1,067.6	$ 981.6	$ 86.0	8.8%
Adjusted EBITDA	$ 224.3	$ 204.6	$ 19.7	9.6%
Inpatient Rehabilitation Segment				
Net operating revenues*	$ 825.6	$ 783.5	$ 42.1	5.4%
Adjusted EBITDA	$ 212.9	$ 200.3	$ 12.6	6.3%
Home Health and Hospice Segment				
Net operating revenues*	$ 242.0	$ 198.1	$ 43.9	22.2%
Adjusted EBITDA	$ 43.2	$ 34.8	$ 8.4	24.1%

Major takeaways:

- ▶ Strong revenue and earnings growth in both segments
  - Inpatient rehabilitation growth driven by volume and pricing
    - ✓ Discharge growth of 3.0%; same store = 2.0%
    - ✓ Net revenue per discharge increase of 2.2%
  - Home health and hospice growth driven by volume
    - ✓ Admissions growth of 9.2%; same store = 3.8%
      - New-store admission growth included the acquisition of Camellia Healthcare on May 1, 2018.
    - ✓ Revenue per episode decrease of 0.4%
- ▶ Consolidated Adjusted EBITDA increased 9.6% to $224.3 million.
- ▶ Adjusted EPS of $0.91 per diluted share increased 37.9% - see pages 12 and 13.
- ▶ Year-to-date adjusted free cash flow of $424.8 million - see page 14.

* See page 24 for discussion of the Company's adoption of a new revenue recognition accounting standard.
Reconciliations to GAAP provided on pages 40-48.

Encompass Health 4

Q3 2018 Summary (cont.) u Expansion Activity (see page 22) Ÿ Began operating the existing 29-bed inpatient rehabilitation hospital located on the campus of Tidelands Waccamaw Community Hospital in Murrells Inlet, South Carolina in joint venture with Tidelands Health Ÿ Opened one home health location in Nevada u Balance Sheet Ÿ Leverage ratio of 2.9x at end of third quarter u Shareholder Distributions Ÿ Paid quarterly cash dividend of $0.25 per share in July 2018 Ÿ Declared a $0.27 per share quarterly cash dividend in July 2018 (paid in October 2018) Ÿ Approved resetting the common stock repurchase authorization to $250 million in July 2018(1) Encompass Health Refer to pages 49-51 for end notes. 5

The Company Continues to Improve the Patient Experience Through Integrated Care Delivery

- As of September 30, 2018, Encompass Health had 77 overlap markets.*
- The clinical collaboration rate with Encompass Health's inpatient rehabilitation hospitals increased by 560 basis points in Q3 2018 compared to Q3 2017.
- The clinical collaboration rate objective is 35% to 40% in the near term.
- The objectives of clinical collaboration are to improve patient experience and outcomes and to reduce the total cost of care across a post-acute episode.
  - Coordination between our IRFs and home health teams is resulting in lower discharges to skilled nursing facilities, higher discharges to home, and improved patient satisfaction.

Inpatient Rehabilitation-Home Health Clinical Collaboration (All Payors) Overlap Markets*



28.7%
Collaboration Rate
34.3%
Collaboration Rate
4,395
5,323
10,917
10,212
Q3 2017
Q3 2018
Encompass Health IRF Discharges to:
Encompass Health Home Health
Non-Encompass Health Home Health

* Overlap markets have an Encompass Health IRF and an Encompass Health home health location within an approximate 30-mile radius, excluding markets that have home health licensure barriers. Home health locations in overlap markets are open for 12 months before inclusion in the clinical collaboration rate.

Encompass Health 6

Inpatient Rehabilitation Segment - Revenue Q3 Q3 Favorable/ ($millions) 2018 2017 (Unfavorable) Net operating revenues:* Inpatient $ 798.4 $ 758.2 5.3% Outpatient and other 27.2 25.3 7.5% Total segment revenue $ 825.6 $ 783.5 5.4% (Actual Amounts) Discharges 44,230 42,948 3.0% Same-store discharge growth 2.0% Net patient revenue per discharge* $ 18,051 $ 17,654 2.2% u Revenue growth was driven by volume and pricing growth. Ÿ New-store discharge growth resulted from a joint venture in Murrells Inlet, SC (September 2018) and wholly owned hospitals in Pearland, TX (October 2017), Shelby County, AL (April 2018), and Bluffton, SC** (June 2018). Ÿ Growth in net patient revenue per discharge primarily resulted from an increase in reimbursement rates from all payors and patient mix within non-Medicare payors. Ÿ Other revenue in Q3 2018 included $4.5 million of business interruption insurance recoveries related to the 2017 hurricanes. * See page 24 for discussion of the Company’s adoption of a new revenue recognition accounting standard. Encompass Health 7 ** Formerly referred to as Hilton Head, SC

Inpatient Rehabilitation Segment - Adjusted EBITDA u Segment Adjusted EBITDA for the quarter increased 6.3% to Q3 Q3 $212.9 million. % of % of ($millions) 2018 Revenue 2017 Revenue Ÿ Expense ratios were impacted Net operating revenues* $ 825.6 $ 783.5 in 2018 by the inclusion of $4.5 million of business Operating expenses: interruption insurance Salaries and benefits (423.6) 51.3% (403.2) 51.5% recoveries related to the 2017 hurricanes. Ÿ Other operating expenses(a) (124.3) 15.1% (117.4) 15.0% Expense ratios in 2017 were impacted by the inclusion of Supplies (33.6) 4.1% (33.1) 4.2% $2.5 million of hurricane- Occupancy costs (15.9) 1.9% (15.7) 2.0% related expenses in Q3 2017. Hospital operating expenses (173.8) 21.1% (166.2) 21.2% • After removing the impact of Other income(b) 1.8 1.0 the hurricane-related items in both years, salaries and Equity in nonconsolidated affiliates 1.9 1.9 benefits as a percent of Noncontrolling interests (19.0) (16.7) revenue were essentially flat Segment Adjusted EBITDA $ 212.9 $ 200.3 as labor management and productivity gains were offset Percent change 6.3% by group medical cost increases and the ramping up In arriving at Adjusted EBITDA, the following was excluded: of new stores. (a) (Gain) loss on disposal of assets $ (1.0) $ 3.1 • Other operating expenses as a (b) Change in fair market value of equity securities(2) $ 0.1 $ — percent of revenue increased primarily due to increases in contract services. * See page 24 for discussion of the Company’s adoption of a new revenue recognition accounting standard. Encompass Health 8 Reconciliations to GAAP provided on pages 40-48; Refer to pages 49-51 for end notes.

Home Health and Hospice Segment - Revenue Q3 Q3 Favorable/ ($millions) 2018 2017 (Unfavorable) Net operating revenues:* Home health revenue $ 209.2 $ 180.3 16.0 % Hospice revenue 32.8 17.8 84.3 % Total segment revenue $ 242.0 $ 198.1 22.2 % Home Health Metrics (Actual Amounts) Admissions 34,364 31,471 9.2 % Same-store admissions growth 3.8 % Episodes 61,765 53,757 14.9 % Same-store episode growth 6.9 % Revenue per episode* $ 2,995 $ 3,008 (0.4)% u Revenue growth was driven by volume growth. Ÿ Approximately 160 basis points of same-store admissions growth resulted from clinical collaboration with Encompass Health’s IRFs. Ÿ New-store admission growth included the acquisition of Camellia Healthcare on May 1, 2018. u Revenue per episode decreased 0.4% as the impact of Medicare reimbursement rate cuts was partially offset by changes in patient mix. u Hospice revenue increased primarily due to acquisitions and same-store admissions growth of 21.1%. Encompass Health * See page 24 for discussion of the Company’s adoption of a new revenue recognition accounting standard. 9

Home Health and Hospice Segment - Adjusted EBITDA Q3 Q3 u % of % of Segment Adjusted EBITDA ($millions) 2018 Revenue 2017 Revenue for the quarter increased Net operating revenues* $ 242.0 $ 198.1 24.1% to $43.2 million. Ÿ Included the acquisition of Camellia Healthcare on Cost of services (114.6) 47.4% (92.1) 46.5% May 1, 2018 Support and overhead costs (82.4) 34.0% (68.9) 34.8% Ÿ All expense ratios were Operating expenses(a) (197.0) 81.4% (161.0) 81.3% negatively impacted by Medicare reimbursement Equity in net income of nonconsolidated affiliates 0.2 0.2 rate cuts. Ÿ Noncontrolling interests(b) (2.0) (2.5) Cost of services as a Segment Adjusted EBITDA $ 43.2 $ 34.8 percent of revenue increased primarily due to Percent change 24.1% merit increases and the integration of Camellia. Ÿ Support and overhead In arriving at Adjusted EBITDA, the following was excluded: costs as a percent of (a) Gain on disposal of assets $ — $ (0.1) revenue decreased (b) SARs mark-to-market impact on noncontrolling primarily due to operating interests(3) $ (0.3) $ — leverage resulting from revenue growth. * See page 24 for discussion of the Company’s adoption of a new revenue recognition accounting standard. Encompass Health 10 Reconciliations to GAAP provided on pages 40-48; Refer to pages 49-51 for end notes. * Reconciliation to GAAP provided on pages 29-31

Consolidated Adjusted EBITDA Consolidated Adjusted EBITDA for the quarter of $224.3 million u General and administrative expenses decreased as a percent of consolidated revenue primarily due to operating leverage resulting from revenue growth. % of % of Q3 Consolidated Q3 Consolidated ($millions) 2018 Revenue 2017 Revenue Inpatient rehabilitation segment Adjusted EBITDA $ 212.9 $ 200.3 Home health and hospice segment Adjusted EBITDA 43.2 34.8 General and administrative expenses* (31.8) 3.0% (30.5) 3.1% Consolidated Adjusted EBITDA $ 224.3 $ 204.6 Percentage change 9.6% General and Administrative Expenses Associated with Rebranding and Name Change ($millions) Q1 Q2 Q3 Q4 Year to Date 2018 $ 3.6 $ 2.8 $ 1.9 TBD $ 8.3 2017 0.5 1.7 1.5 2.5 6.2 Estimated operating expenses associated with rebranding and name change for full-year 2018 = ~$11 to $13 million (see page 23) * General and administrative expenses in the above table exclude stock compensation of $18.1 million and $9.2 million for the third Encompass Health quarter of 2018 and 2017, respectively. 11 . Reconciliations to GAAP provided on pages 40-48

Earnings per Share - As Reported

(In Millions, Except Per Share Data)	Q3 2018	Q3 2017	9 Months 2018	9 Months 2017
Consolidated Adjusted EBITDA	$ 224.3	$ 204.6	$ 679.2	$ 614.9
Depreciation and amortization	(51.2)	(46.2)	(146.8)	(137.2)
Interest expense and amortization of debt discounts and fees	(37.3)	(36.8)	(110.6)	(118.5)
Stock-based compensation expense	(18.1)	(9.2)	(65.6)	(37.9)
Noncash gain (loss) on disposal of assets	1.0	(3.0)	(2.2)	(3.3)
	118.7	109.4	354.0	318.0
Certain items non-indicative of ongoing operating performance:				
Loss on early extinguishment of debt	–	(0.3)	–	(10.7)
Transaction costs	–	–	(1.0)	–
SARs mark-to-market impact on noncontrolling interests[(3)]	0.3	–	2.2	–
Change in fair market value of equity securities[(2)]	(0.1)	–	(1.1)	–
Pre-tax income	118.9	109.1	354.1	307.3
Income tax expense	(30.2)	(43.1)	(89.5)	(111.4)
Income from continuing operations*	$ 88.7	$ 66.0	$ 264.6	$ 195.9
Interest and amortization on 2.0% Convertible Senior Subordinated Notes (net of tax)[(4)]	–	–	–	4.6
Loss on extinguishment of 2.0% Convertible Senior Subordinated Notes (net of tax)[(4)]	–	–	–	6.2
Diluted shares (see page 36)	100.0	99.0	99.7	99.1
Diluted earnings per share*[(4)]	**$ 0.89**	**$ 0.67**	**$ 2.65**	**$ 2.08**

- The increase in EPS for Q3 2018 and first nine months of 2018 resulted primarily from increased Adjusted EBITDA, a lower effective tax rate resulting from income tax reform, and the inclusion of $2.9 million in property insurance recoveries related to the 2017 hurricanes included in the line item noncash gain on disposal of assets.
- Higher depreciation and amortization resulted from capital investments.
- Stock-based compensation increased due to higher SARs[(3)] cost resulting from an increase in the applicable peer multiple and growth in the home health and hospice segment.
- EPS for YTD 2017 was impacted by the loss on early extinguishment of debt associated with the Company's exercise of its early redemption option on its 2.0% Convertible Senior Subordinated Notes in Q2 2017.

* Earnings per share are determined using income from continuing operations attributable to Encompass Health.
Refer to pages 49-51 for end notes.

Encompass Health 12

Adjusted Earnings per Share(5) Q3 9 Months 2018 2017 2018 2017 Earnings per share, as reported $ 0.89 $ 0.67 $ 2.65 $ 2.08 Adjustments, net of tax: Mark-to-market adjustment for stock appreciation rights(3) 0.03 (0.01) 0.18 0.08 Transaction costs — — 0.01 — Change in fair market value of equity securities(2) — — 0.01 — Income tax adjustments (0.01) — (0.01) (0.10) Adjusted earnings per share* $ 0.91 $ 0.66 $ 2.83 $ 2.07 Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operating performance. * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 45-48. Encompass Health 13 Refer to pages 49-51 for end notes.

2018 Adjusted Free Cash Flow(6)


$377.2
$64.3
$13.7
$3.2
($20.4)
($13.2)
$424.8
Adjusted Free Cash Flow 9 Mos. 2017
Adjusted EBITDA
Working Capital and Other
Cash Interest Expense
Cash Tax Payments, Net of Refunds
Maintenance Capital Expenditures
Adjusted Free Cash Flow 9 Mos. 2018

- Adjusted free cash flow for year-to-date 2018 grew 12.6% primarily as a result of increased Adjusted EBITDA and favorable working capital changes.
  - Working capital decreased primarily due to improved collection of accounts receivable (fewer claims denials).
  - Cash payments for taxes increased due to exhaustion of the federal NOL in Q1 2017.
  - Increased maintenance capital expenditures resulted from growth in the IRF segment, an enhanced hospital maintenance program, leasehold improvements and furnishings associated with the Company's new home office location (began occupancy on April 2, 2018), and refurbishments at certain larger hospitals.

Encompass Health

Reconciliations to GAAP provided on pages 40-48
Refer to pages 49-51 for end notes.

14

Updated Guidance Previous 2018 Full-Year Updated 2018 Full-Year Guidance Guidance Net Operating Revenues* Net Operating Revenues* $4,200 million to $4,275 million $4,250 million to $4,300 million Adjusted EBITDA(7) Adjusted EBITDA(7) $865 million to $880 million $880 million to $890 million Adjusted Earnings per Share Adjusted Earnings per Share from Continuing Operations from Continuing Operations Attributable to Encompass Attributable to Encompass Health(5) Health(5) $3.45 to $3.58 $3.55 to $3.63 * See page 24 for discussion of the Company’s adoption of a new revenue recognition accounting standard. Encompass Health 15 Refer to page 49-51 for end notes.

2018 Guidance Considerations

Inpatient Rehabilitation

- Estimated 0.8% increase in Medicare pricing before reserves related to bad debt for Q3; ~1.2% for Q4
- Salary increase of ~3.0% and benefits increase of ~5.0% to 8.0% for 2018
- Revenue reserve (formerly bad debt expense) of 1.6% to 1.9% of net operating revenues* in Q4 2018

Home Health and Hospice

- Estimated 0.5% net Medicare pricing reduction before reserves related to bad debt for Q4 2018
- Salary increase of ~3.0% and benefits increase of ~5.0% to 8.0% for 2018

Consolidated

- Estimated negative impact to Adjusted EBITDA of $4 million to $5 million in Q4 2018 associated with the ongoing effects of Hurricane Michael on operations in Panama City, Florida
- Includes approximately $11 million to $13 million of corporate general and administrative expenses associated with the rebranding and name change
- Diluted share count of ~99.7 million shares
- Tax rate of ~28% (includes impact from Tax Cuts and Jobs Act) for Q4 2018

Encompass Health

* See page 24 for discussion of the Company's adoption of a new revenue recognition accounting standard.

16

Adjusted Free Cash Flow(6) Assumptions 9 Months Certain Cash Flow Items 2018 2018 2017 (millions) Actual Assumptions Actual • Cash interest expense (net of amortization of debt $107.6 $140 to $150 $145.7 discounts and fees) u Increased cash payments for taxes in 2018 primarily due to exhaustion of the federal NOL in Q1 2017 • Cash payments for income $82.4 $110 to $120 $94.5 taxes, net of refunds u Working capital increase in 2018 due to expected resumption of Medicare pre-payment claims denials in Q4 2018 • Working capital and other $(40.9) $10 to $30 $(24.1) u Maintenance capital expenditures in 2018 reflect completion of new home office (began occupancy • Maintenance CAPEX $105.3 $135 to $150 $138.3 April 2, 2018) and completion of the ACE-IT installation (January 2018), offset by expenditures associated with rebranding. • Adjusted Free Cash Flow $424.8 $430 to $495 $468.7 Encompass Health Reconciliations to GAAP provided on pages 40-48. Refer to pages 49-51 for end notes. 17

Uses of Free Cash Flow 9 Months 2018 2018 2017 Actuals Assumptions Actuals IRF bed expansions $15.2 $30 to $40 $25.5 New IRFs - De novos 54.5 80 to 110 75.2 Growth in - Acquisitions — opportunistic 10.9 Core - Replacement IRFs and other 13.7 40 to 50 9.7 Business Home health and hospice acquisitions (includes Camellia in 2018)* 135.8 145 to 155 27.9 $295 to $355, Net redemptions in 2017 exclude excluding IRF ~$276 million associated with the non- $219.2 acquisitions $149.2 cash conversion of the Convertible Senior Subordinated Notes.(8) Debt Reduction Debt redemptions (borrowings), net $36.7 $ opportunistic $163.0 Quarterly cash dividend currently set at $0.27 per common share(9) Cash dividends on common stock(9) 74.4 ~100 91.5 Shareholder Distributions Purchase of Home Health Holdings rollover shares (see page 30) 65.1 65.1 — Common stock repurchases — opportunistic 38.1 $176.2 $TBD $292.6 ~$250 million authorization as of September 30, 2018(1) * Net of assumed accounts payable and accrued expenses, the cash paid for the acquisition of Camellia was $129.7 million. Encompass Health 18 See the debt schedule on page 28. Refer to page 49-51 for end notes.

Appendix

Encompass Health | A Leading Provider of Inpatient Rehabilitation and Home-Based Care



Market Overlap

77 of EHC's IRFs have an EHC home health location within an approximate 30-mile radius.*

Portfolio as of September 30, 2018
● Inpatient Rehabilitation Hospitals ("IRFs")
● Home Health Locations
● Hospice Locations
▲ 5 Future IRFs**
36 States and Puerto Rico | ~40,300 Employees

Inpatient Rehabilitation - 09/30/18	
129	IRFs (43 are Joint Ventures)
31	States and Puerto Rico
~30,000	Employees
22%	of Licensed Beds†
30%	of Medicare Patients Served†
Key Statistics - Trailing 4 Quarters	
178,258	Inpatient Discharges
~$3.3	Billion in Revenue

Largest Owner and Operator of IRFs

4th Largest Provider of Medicare-Certified Skilled Home Health Services

Home Health and Hospice - 09/30/18	
216	Home Health Locations
57	Hospice Locations
30	States
~10,300	Employees
Key Statistics - Trailing 4 Quarters	
134,011	Home Health Admissions
6,799	Hospice Admissions
~$887	Million in Revenue

* Excluding markets that have home health licensure barriers ** Previously announced under development † Based on 2016 data
Note: One of the 129 IRFs and two of the 216 home health locations are nonconsolidated. These locations are accounted for using the equity method of accounting.

Encompass Health 20

Pre-Payment Claims Denials - Inpatient Rehabilitation Segment

Background

- For several years, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials. On claims it takes to an administrative law judge ("ALJ"), Encompass Health historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In 2016, a federal court ordered HHS to eliminate the backlog by the end of CY 2020. HHS continues to object that it cannot clear the backlog in the timeframe established by the court. Although HHS remains bound by the order, the courts are considering how HHS will comply.
- All Medicare providers continue to experience delays resulting in a growing backlog.
  - Currently, ALJs are hearing Encompass Health appeals from claims denied up to eight years ago.
- CMS has implemented the Targeted Probe and Educate ("TPE") initiative. For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html
- Effective February 2018, Palmetto GBA assumed responsibilities for Cahaba's MAC jurisdiction. See announcement from CMS at https://www.cms.gov/Medicare/Medicare-Contracting/Medicare-Administrative-Contractors/Downloads/JurisdictionJAwardFactSheet-09082017.pdf

Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice from a MAC a claim is under review.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q3 2018	$0.7	$(1.3)	$0.2	$–
Q2 2018	1.8	(2.8)	0.5	–
Q1 2018	3.1	(6.8)	0.9	–
Q4 2017	0.7	(7.8)	0.2	–
Q3 2017	7.4	(6.2)	2.2	–
Q2 2017	16.5	(7.7)	4.9	–
Q1 2017	19.0	(5.9)	5.7	–
Q4 2016	17.8	(4.4)	5.4	0.5
Q3 2016	15.7	(8.5)	4.6	–
Q2 2016	18.7	(4.9)	4.6	–
Q1 2016	22.7	(8.4)	6.0	–
Q4 2015	22.5	(4.1)	5.6	(1.3)
Q3 2015	22.0	(4.1)	5.9	(1.1)

Impact to Balance Sheet

	Sept. 30, 2018	Dec. 31, 2017	Dec. 31, 2016
		(In Millions)	
Pre-payment claims denials	$ 158.2	$ 164.0	$ 159.7
Recorded reserves	(47.5)	(49.2)	(47.9)
Net accounts receivable from pre-payment claims denials	**$ 110.7**	**$ 114.8**	**$ 111.8**

Encompass Health 21

Expansion Activity Inpatient Rehabilitation Facilities 5 Previously Announced 2 New States IRF Development # of New Beds Projects Underway* 2018 2019 2020 De Novo: Shelby County, AL 34 — — Bluffton, SC (formerly known as Hilton Head, SC) 38 — — 1 Murrieta, CA — 50 — 2 Katy, TX — 40 Joint Ventures: Q3 2018 expansion activity highlights: Murrells Inlet, SC 29 — — u Began operating the existing 29-bed inpatient 3 Winston-Salem,Winston-Salem, NC* NC* 68 — — rehabilitation hospital located on the campus of Tidelands Waccamaw Community Hospital in Murrells 4 Lubbock, TX — 40 — Inlet, South Carolina in joint venture with Tidelands 5 Boise,Boise, ID ID — 40 — Health Bed Expansions, net** ~30 ~100 ~100 ~199 ~270 ~100 Home Health and Hospice # of locations December 31, 2017 237 Acquisitions 34 Q3 2018 acquisition highlights: Opening of new locations 5 u Opened a new home health location in Henderson, Merging of locations (3) Nevada September 30, 2018 273 * Began operating this hospital in October 2018. Encompass Health 22 ** Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays.

Rebranding and Name Change

- **The Company's rebranding and name change reinforce its existing strategy and position as an integrated provider of inpatient and home-based care.**
  - Effective January 1, 2018, HealthSouth Corporation changed its name to Encompass Health Corporation, with a corresponding ticker symbol change from "HLS" to "EHC."
  - Both business segments – inpatient rehabilitation and home health and hospice – will fully transition to the Encompass Health branding by the end of the first quarter of 2019.
    - ✓ As of October 1, 2018, approximately 60% of all of the Company's hospitals and agencies have been transitioned to the new brand.
  - Total rebranding investment estimated to be ~$25 million to $30 million, to be incurred between 2017 and 2019

	2017	2018	2019	Total
Operating expenses*	~$6 million	~$11 to $13 million	~$1 to $2 million	~$18 to $21 million
Capital expenditures	~$1 million	~$5 to $6 million	~$1 to $2 million	~$7 to $9 million
Total rebranding investment	~$7 million	~$16 to $19 million	~$2 to $4 million	~$25 to $30 million

*Included in corporate general and administrative expenses line item

Encompass Health
23

Impact of the New Revenue Recognition Accounting Standard

- During the first quarter of 2018, Encompass Health adopted a new accounting standard (ASC 606 - Revenue from Contracts with Customers) which clarifies the standard for recognizing revenue.
- The primary impact to the Company's financial reporting was that amounts it previously presented as provision for doubtful accounts became a component of net operating revenue (both segments impacted similarly).
  - This had the effect of reducing net operating revenues but was neutral to Adjusted EBITDA and adjusted EPS.
- The Company retrospectively adopted the new standard during Q1 2018, which means previously reported quarterly and full-year results for 2017 have been updated to reflect the requirements of the new standard.

Impact of the New Revenue Standard - Historical Periods												
	As Historically Reported						As Currently Reported Under New Standard					
	Q4-17	Q3-17	Q2-17	Q1-17	FY 2017	FY 2016	Q4-17	Q3-17	Q2-17	Q1-17	FY 2017	FY 2016
Net operating revenue (millions)	$ 1,019.7	$ 995.6	$ 981.3	$ 974.8	$ 3,971.4	$ 3,707.2	$ 1,008.8	$ 981.6	$ 966.4	$ 957.1	$ 3,913.9	$ 3,642.6
Provision for doubtful accounts (millions)	9.7	12.6	13.7	16.4	52.4	61.2	—	—	—	—	—	—
Other operating expenses (millions)	139.5	137.6	130.5	129.1	536.7	492.1	138.3	136.2	129.3	127.8	531.6	488.7
Inpatient rehabilitation revenue/ discharge	17,871	17,896	17,823	18,131	17,929	17,577	17,693	17,654	17,557	17,812	17,679	17,265
IRF Segment - Prov. for doubtful accounts as a % of revenue	1.0%	1.4%	1.6%	1.8%	1.5%	1.9%	N/A	N/A	N/A	N/A	N/A	N/A
Home health revenue/episode	2,989	3,022	2,989	2,991	2,998	3,031	2,976	3,008	2,975	2,978	2,984	3,017
Adjusted EBITDA (millions)	208.2	204.6	209.5	200.8	823.1	793.6	No Change					
Adjusted EPS	0.70	0.66	0.71	0.70	2.76	2.67	No Change					

Impact of the New Revenue Standard - Current Period										
	Pro Forma Under Previous Accounting Standard					As Currently Reported Under New Standard				
	Q4-18	Q3-18	Q2-18	Q1-18	YTD 2018	Q4-18	Q3-18	Q2-18	Q1-18	YTD 2018
Net operating revenue (millions)	$ —	$ 1,079.9	$ 1,079.5	$ 1,056.7	$ 3,216.1	$ —	$ 1,067.6	$ 1,067.7	$ 1,046.0	$ 3,181.3
Provision for doubtful accounts (millions)	—	12.3	11.8	10.7	34.8	—	—	—	—	—
Inpatient rehabilitation revenue/ discharge	—	18,276	18,196	18,297	18,256	—	18,051	17,987	18,114	18,051
IRF Segment - Prov. for doubtful accounts as a % of revenue	—%	1.3%	1.2%	1.1%	1.2%	—	N/A	N/A	N/A	N/A
Home health revenue/episode	—	3,006	2,982	2,937	2,976	—	2,995	2,968	2,934	2,966
Adjusted EBITDA (millions)	No Change					No Change				
Adjusted EPS	No Change					No Change				

Encompass Health 24

Business Outlook: 2018 to 2020 2018 2019 2020 • Implement rebranding and name change • Enhance clinical collaboration between the Company’s IRFs and home health locations Key • Develop and implement post-acute patient navigation tools (e.g., Post-Acute Operational Innovation Center) Initiatives • Refine and expand use of clinical data analytics to further improve patient outcomes (e.g., ReAct; Sepsis Alert) • Increase participation in alternative payment models • Same-store IRF growth Core • New-store IRF growth (de novos and acquisitions) Growth • Same-store home health and hospice growth • New-store home health and hospice growth (acquisitions and de novos) Expansion of Service • Consider acquisitions of other complementary businesses Offerings Strong Balance Sheet • Maintain real estate ownership strategy and balance sheet flexibility • Quarterly cash dividends on common stock Shareholder Distributions • Opportunistic common stock repurchases • Purchases of Home Health Holdings rollover shares Encompass Health 25

Business Outlook 2018 to 2020: Revenue Assumptions

Volume (Includes New Stores)	Inpatient Rehabilitation* 3+% annual discharge growth			Home Health* 10+% annual admission growth		
Medicare Pricing *Amounts are approximations*	Approx. 73% of Segment Revenue			Approx. 85% of Segment Revenue		
	FY 2018 Q417-Q318 Final Rule(10)	FY 2019 Q418-Q319 Final Rule	FY 2020 Q419-Q320(11) Estimate†	CY 2018 Q118-Q418 Final Rule(10)	CY 2019 Q119-Q419 Proposed Rule	CY 2020 Q120-Q420(12)
Market basket update	1.0%	2.9%	3.0%	1.0%	2.8%	1.5%
Healthcare reform reduction	-	(0.75%)	-	-	-	-
Coding intensity reduction	-	-	-	(0.9%)	-	-
Legislative changes to the rural add-on program(12)	-	-	-	-	(0.1%)	(0.2%)
Change in outlier FDL** ratio	-	-	-	-	0.1%	-
Healthcare reform productivity adjustment	-	(0.8%)	(0.6%)	-	(0.7%)	-
Net market basket update	1.0%	1.35%	2.4%	0.1%	2.1%	1.3%
Change in wage index	(0.1%)	(0.1%)	-	-	-	-
Change in CMG relative weights and average length of stay values	(0.1%)	(0.1%)	-	-	-	-
Change in outlier threshold	(0.0%)	(0.0%)	-	-	-	-
Impact from case mix re-weighting	-	-	-	(0.6%)	(0.5%)	-
Estimated impact to Encompass Health(13)	**0.8%**	**1.2%**		**(0.5%)**	**1.6%**	
Medicare Advantage and Managed Care Pricing	Approx. 19% of Revenue			Approx. 13% of Revenue		
Expected Increases	2-4%	2-4%	2-4%	0-2%	0-2%	0-2%

* Outpatient and hospice, which services accounted for 4.6% of total operating revenues for full-year 2017, are not included in the pricing assumptions.

** Fixed-dollar loss

† Estimates are based on current CMS and Congressional Budget Office projections which do not include potential changes from legislation or the CMS rule-making process.

Refer to pages 49-51 for end notes.

Encompass Health 26

Business Outlook 2018 to 2020: Labor and Other Expense Assumptions

Inpatient Rehabilitation | Home Health and Hospice

Salaries and Benefits	2018	2019	2020
Salary increases	2.75-3.25%	2.75-3.25%	2.75-3.25%
Benefit costs increases	5-8%	6-8%	5-10%


Salaries and Benefits ~70%
IRF Expenses ~30%

% of Salaries and Benefits	
Salaries	~90%
Benefits	~10%


Salaries and Benefits ~85%
Other Expenses ~15%

IRF Expenses

- Other operating expenses and supply costs tracking with inflation

Home Health and Hospice Expenses

- Other operating expenses and supply costs tracking with inflation

Encompass Health 27

Debt Schedule Change in September 30, December 31, Debt vs. ($millions) 2018 2017 YE 2017 Advances under $700 million revolving credit facility, September 2022 - LIBOR +150bps $ 65.0 $ 95.0 $ (30.0) Term loan facility, September 2022 - LIBOR +150bps 283.7 294.7 (11.0) Bonds Payable: 5.125% Senior Notes due 2023 296.4 295.9 0.5 5.75% Senior Notes due 2024 1,194.5 1,193.9 0.6 5.75% Senior Notes due 2025 344.9 344.4 0.5 Other notes payable 92.0 82.3 9.7 Capital lease obligations 264.5 271.5 (7.0) Long-term debt $ 2,541.0 $ 2,577.7 $ (36.7) Debt to Adjusted EBITDA 2.9x 3.1x Encompass Health Reconciliations to GAAP provided on pages 40-48. 28

Debt Maturity Profile - Face Value As of September 30, 2018* Callable beginning September 2020 ($ in millions) Callable beginning November 2017 $595 Available $1,200 Callable beginning Senior March 2018 Notes 5.75% $65 Drawn + Revolver $40 reserved Capacity for LC’s $284 $300 Senior $350 Senior Term Loans Notes 5.125% Notes 5.75% Revolver 2018 2021 2022 2022 2023 2024 2025 No significant debt maturities prior to 2022 * This chart does not include ~$265 million of capital lease obligations or ~$92 million of other notes payable. Encompass Health See the debt schedule on page 28. 29

Overview of Rollover Shares Held by Members of the Home Health and Hospice Management Team

Background

In connection with the 2014 acquisition of Encompass Home Health and Hospice:

- Certain members of that management team rolled a portion of their pre-acquisition equity into the post-acquisition entity ("Home Health Holdings") resulting in a 16.7% ownership interest (the "Rollover Shares").
- Home Health Holdings was capitalized with a promissory note to the parent company totaling ~$385 million (equal to 5.5x the segment's 2014 EBITDA). This was done to provide the opportunity for leveraged returns on the equity, thereby mimicking a private equity transaction structure.
- To the extent Home Health Holdings needs cash (e.g., acquisitions, capex, etc.), such amounts may be added to the principal amount of the note or via the creation of new notes. Cash generated from the operations of Home Health Holdings may be used to pay interest and principal on the note(s).
- In February 2018, each management investor exercised their rights to sell 1/3 of his or her Rollover Shares to EHC, representing ~5.6% of the outstanding common shares of Holdings. EHC settled the acquisition of those shares upon payment of ~$65 million, which decreased the ownership interest of the Rollover Shares to ~11.1%.


Home Health Holdings
Original Rollover Shares
16.7%

Options	**Holder** – The right (but not the obligation) to sell for cash up to 1/3 of the Rollover Shares to the parent after 1/1/18; 2/3 after 1/1/19; and all outstanding Rollover Shares after 1/1/20 **Company** – The right (but not the obligation) to purchase for cash all or any portion of the Rollover Shares after 1/1/20 upon 20 days prior written notice
Valuation	Fair value of the Rollover Shares is determined using the product of Home Health Holdings' EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of the intracompany note(s) to the parent. As of September 30, 2018, the value of the Rollover Shares was ~$208 million.

Encompass Health 30

New-Store/Same-Store Growth Inpatient Rehabilitation Reliant (857 beds) 25.0 Franklin, TN (40 beds) Bryan, TX (49 beds) Broken Arrow, OK (22 beds) Shelby County, AL (34 beds) Bluffton, SC (38 beds) 20.0 Hot Springs, AR (27 beds) Pearland, TX 15.0 Gulfport, MS (33 beds) (40 beds) Westerville, OH (60 beds) 10.0 Jackson, TN Murrells Inlet, (48 beds) Modesto, CA SC (29 beds) (50 beds) 5.0 0.0 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Discharges Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 New Store 15.6% 14.2% 11.7% 10.7% 1.3% 1.2% 1.9% 2.4% 2.0% 1.9% 1.6% 1.0% Same Store* 3.0% 2.8% 1.9% 1.9% 0.1% 1.6% 1.6% 1.4% 3.9% 4.8% 3.6% 2.0% Total by Qtr. 18.6% 17.0% 13.6% 12.6% 1.4% 2.8% 3.5% 3.8% 5.9% 6.7% 5.2% 3.0% Total by Year 10.9% 10.8% 4.0% Same-Store Year* 3.2% 1.7% 1.8% Same-Store Year UDS(14) 1.3% (0.6)% (0.5)% * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Encompass Health Refer to pages 49-51 for end notes. 31

New-Store/Same-Store Growth Home Health Acquired CareSouth 70.0 (44 home health agencies in 7 states) in November 2015 60.0 50.0 40.0 Acquired Camellia Healthcare 30.0 (14 home health agencies in 3 states) in May 2018 20.0 10.0 0.0 Admissions QQ11 22016016 QQ22 22016016 QQ33 22016016 QQ44 22016016 QQ11 22017017 QQ22 22017017 QQ33 22017017 QQ44 22017017 QQ11 22018018 QQ22 22018018 QQ33 22018018 New Store 43.5% 41.6% 35.4% 8.1% 5.7% 6.4% 6.7% 3.5% 2.5% 5.3% 5.4% Same Store* 12.6% 11.1% 15.3% 14.0% 13.9% 13.3% 8.8% 10.1% 7.4% 5.1% 3.8% Total by Quarter 56.1% 52.7% 50.7% 22.1% 19.6% 19.7% 15.5% 13.6% 9.9% 10.4% 9.2% Total by Year 43.6% 17.0% Same-Store Year* 13.7% 11.4% u In 2016, the Company acquired or opened 10 home health locations. u In 2017, the Company acquired or opened 15 home health locations. u In the first nine months of 2018, the Company acquired or opened 19 home health locations. Encompass Health * Includes consolidated home health agencies classified as same store during each period 32

Payment Sources (Percent of Revenues) Inpatient Home Health Rehabilitation and Hospice Consolidated Segment Segment Q3 Q3 Q3 9 Months Full Year 2018 2017 2018 2017 2018 2017 2018 2017 2017 Medicare 72.8% 73.5% 85.0% 85.8% 75.4% 76.0% 75.8% 75.8% 76.0% Medicare Advantage 9.1% 8.1% 9.4% 9.6% 9.2% 8.4% 9.1% 8.7% 8.6% Managed care 10.3% 10.6% 3.6% 3.9% 8.8% 9.2% 8.9% 9.4% 9.3% Medicaid 3.1% 3.3% 1.7% 0.5% 2.8% 2.7% 2.7% 2.5% 2.5% Other third-party payors 1.4% 1.6% —% —% 1.1% 1.3% 1.1% 1.3% 1.3% Workers’ compensation 0.8% 0.9% 0.2% —% 0.7% 0.7% 0.7% 0.7% 0.7% Patients 0.6% 0.6% —% 0.1% 0.5% 0.5% 0.5% 0.5% 0.5% Other income 1.9% 1.4% 0.1% 0.1% 1.5% 1.2% 1.2% 1.1% 1.1% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Encompass Health 33

Inpatient Rehabilitation Operational and Labor Metrics

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Full Year 2017
				(In Millions)				
Net patient revenue-inpatient	$ 798.4	$ 809.6	$ 817.1	$ 776.9	$ 758.2	$ 751.5	$ 752.7	$ 3,039.3
Net patient revenue-outpatient and other revenues	27.2	25.0	23.2	25.5	25.3	26.1	25.1	102.0
Net operating revenues*	$ 825.6	$ 834.6	$ 840.3	$ 802.4	$ 783.5	$ 777.6	$ 777.8	$ 3,141.3
				(Actual Amounts)				
Discharges[15]	44,230	45,010	45,108	43,910	42,948	42,805	42,259	171,922
Net patient revenue per discharge*	$ 18,051	$ 17,987	$ 18,114	$ 17,693	$ 17,654	$ 17,556	$ 17,812	$ 17,678
Outpatient visits	119,006	131,041	127,308	131,787	138,689	153,415	152,454	576,345
Average length of stay	12.7	12.5	12.7	12.6	12.8	12.7	12.9	12.7
Occupancy %	68.9%	70.1%	71.9%	67.7%	68.2%	69.3%	71.0%	67.8%
# of licensed beds	8,888	8,848	8,831	8,851	8,748	8,641	8,528	8,851
Occupied beds	6,124	6,202	6,349	5,992	5,966	5,988	6,055	6,001
Full-time equivalents (FTEs)[16]	21,119	21,010	20,978	20,739	20,740	20,474	20,254	20,552
Contract labor	237	248	285	255	235	251	260	250
Total FTE and contract labor	21,356	21,258	21,263	20,994	20,975	20,725	20,514	20,802
EPOB[17]	3.49	3.43	3.35	3.50	3.52	3.46	3.39	3.47

* See page 24 for discussion of the Company's adoption of a new revenue recognition accounting standard.
Refer to pages 49-51 for end notes.

Encompass Health

34

Home Health and Hospice Operational Metrics Q3 Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2018 2018 2018 2017 2017 2017 2017 2017 (In Millions) Net home health revenue $ 209.2 $ 204.8 $ 185.3 $ 186.3 $ 180.3 $ 171.9 $ 163.9 $ 702.4 Net hospice revenue 32.8 28.3 20.4 20.1 17.8 16.9 15.4 70.2 Net operating revenues* $ 242.0 $ 233.1 $ 205.7 $ 206.4 $ 198.1 $ 188.8 $ 179.3 $ 772.6 Home Health: (Actual Amounts) Admissions(18) 34,364 34,026 33,855 31,766 31,471 30,823 30,810 124,870 Recertifications 28,733 28,089 25,229 25,479 24,396 22,568 20,546 92,989 Episodes 61,765 61,238 56,658 56,625 53,757 52,101 49,260 211,743 Average revenue per episode* $ 2,995 $ 2,968 $ 2,934 $ 2,976 $ 3,008 $ 2,975 $ 2,978 $ 2,984 Episodic visits per episode 17.6 17.5 17.9 17.3 17.7 18.1 18.7 17.9 Total visits 1,259,055 1,240,490 1,174,950 1,124,268 1,101,109 1,095,225 1,070,356 4,390,958 Cost per visit $ 77 $ 76 $ 75 $ 77 $ 76 $ 73 $ 75 $ 75 Hospice: Admissions(19) 2,054 1,797 1,593 1,355 1,273 1,114 1,128 4,870 Patient days 223,834 192,404 143,231 134,113 123,491 113,028 108,717 479,350 Revenue per day* $ 147 $ 148 $ 142 $ 150 $ 145 $ 149 $ 141 $ 146 * See page 24 for discussion of the Company’s adoption of a new revenue recognition accounting standard. Encompass Health Refer to pages 49-51 for end notes. 35

Share Information Weighted Average for the Period Q3 9 Months Full Year 2018 2017 2018 2017 2017 2016 2015 Basic shares outstanding(8) 98.0 97.8 97.9 92.3 93.7 89.1 89.4 Convertible perpetual preferred stock(20) — — — — — — 1.0 Convertible senior subordinated notes(8) — — — 5.4 4.0 8.5 8.3 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants 2.0 1.2 1.8 1.4 1.6 1.9 2.3 Diluted shares outstanding 100.0 99.0 99.7 99.1 99.3 99.5 101.0 End of Period Q3 9 Months Full Year (Millions) 2018 2017 2018 2017 2017 2016 2015 Basic shares outstanding(8) 98.0 97.6 98.0 97.6 97.6 88.3 89.3 Encompass Health Refer to pages 49-51 for end notes. 36

Segment Operating Results

(In Millions)	Q3 2018 IRF	Q3 2018 Home Health and Hospice	Q3 2018 Reclasses	Q3 2018 Consolidated	Q3 2017 IRF	Q3 2017 Home Health and Hospice	Q3 2017 Reclasses	Q3 2017 Consolidated
Net operating revenues	$ 825.6	$ 242.0	$ –	$ 1,067.6	$ 783.5	$ 198.1	$ –	$ 981.6
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(423.6)	–	(168.7)	(592.3)	(403.2)	–	(138.9)	(542.1)
Other operating expenses[a]	(124.3)	–	(19.6)	(143.9)	(117.4)	–	(15.8)	(133.2)
Supplies	(33.6)	–	(5.0)	(38.6)	(33.1)	–	(3.4)	(36.5)
Occupancy	(15.9)	–	(3.7)	(19.6)	(15.7)	–	(2.9)	(18.6)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	–	(114.6)	114.6	–	–	(92.1)	92.1	–
Support and overhead costs	–	(82.4)	82.4	–	–	(68.9)	68.9	–
	(597.4)	(197.0)	–	(794.4)	(569.4)	(161.0)	–	(730.4)
Other income[b]	1.8	–	–	1.8	1.0	–	–	1.0
Equity in net income of nonconsolidated affiliates	1.9	0.2	–	2.1	1.9	0.2	–	2.1
Noncontrolling interests[c]	(19.0)	(2.0)	–	(21.0)	(16.7)	(2.5)	–	(19.2)
Segment Adjusted EBITDA	**$ 212.9**	**$ 43.2**	**$ –**	**256.1**	**$ 200.3**	**$ 34.8**	**$ –**	**235.1**
General and administrative expenses[d]				(31.8)				(30.5)
Adjusted EBITDA				**$ 224.3**				**$ 204.6**

In arriving at Adjusted EBITDA, the following were excluded:

	Q3 2018 IRF	Q3 2018 Home Health and Hospice	Q3 2018 Reclasses	Q3 2018 Consolidated	Q3 2017 IRF	Q3 2017 Home Health and Hospice	Q3 2017 Reclasses	Q3 2017 Consolidated
(a) (Gain) loss on disposal of assets	$ (1.0)	$ –	$ –	$ (1.0)	$ 3.1	$ (0.1)	$ –	$ 3.0
(b) Change in fair market value of equity securities[2]	$ 0.1	$ –	$ –	$ 0.1	$ –	$ –	$ –	$ –
(c) SARs mark-to-market impact on noncontrolling interests[3]	$ –	$ (0.3)	$ –	$ (0.3)	$ –	$ –	$ –	$ –
(d) Stock-based compensation	$ –	$ –	$ –	$ 18.1	$ –	$ –	$ –	$ 9.2

Encompass Health

Reconciliations to GAAP provided on pages 40-48; Refer to pages 49-51 for end notes.

37

Segment Operating Results

	Nine Months Ended September 30, 2018				Nine Months Ended September 30, 2017			
(In Millions)	IRF	Home Health and Hospice	Reclasses	Consolidated	IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 2,500.5	$ 680.8	$ –	$ 3,181.3	$ 2,338.9	$ 566.2	$ –	$ 2,905.1
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(1,264.3)	–	(476.4)	(1,740.7)	(1,195.7)	–	(404.3)	(1,600.0)
Other operating expenses[a]	(374.1)	–	(57.2)	(431.3)	(342.1)	–	(47.9)	(390.0)
Supplies	(104.2)	–	(13.6)	(117.8)	(100.6)	–	(10.0)	(110.6)
Occupancy	(47.4)	–	(10.3)	(57.7)	(46.3)	–	(8.5)	(54.8)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	–	(322.3)	322.3	–	–	(267.3)	267.3	–
Support and overhead costs	–	(235.2)	235.2	–	–	(203.4)	203.4	–
	(1,790.0)	(557.5)	–	(2,347.5)	(1,684.7)	(470.7)	–	(2,155.4)
Other income[b]	3.5	0.5	–	4.0	2.9	–	–	2.9
Equity in net income of nonconsolidated affiliates	5.5	0.9	–	6.4	5.6	0.6	–	6.2
Noncontrolling interests[c]	(59.3)	(6.4)	–	(65.7)	(48.6)	(4.6)	–	(53.2)
Segment Adjusted EBITDA	**$ 660.2**	**$ 118.3**	**$ –**	**778.5**	**$ 614.1**	**$ 91.5**	**$ –**	**705.6**
General and administrative expenses[d][e]				(99.3)				(90.7)
Adjusted EBITDA				**$ 679.2**				**$ 614.9**

In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss (gain) on disposal of assets	$ 2.2	$ –	$ –	$ 2.2	$ 3.5	$ (0.2)	$ –	$ 3.3
(b) Change in fair market value of equity securities[2]	$ 1.1	$ –	$ –	$ 1.1	$ –	$ –	$ –	$ –
(c) SARs mark-to-market impact on noncontrolling interests[3]	$ –	$ (2.2)	$ –	$ (2.2)	$ –	$ –	$ –	$ –
(d) Stock-based compensation	$ –	$ –	$ –	$ 65.6	$ –	$ –	$ –	$ 37.9
(e) Transaction costs	$ –	$ –	$ –	$ 1.0	$ –	$ –	$ –	$ –

Encompass Health

Reconciliations to GAAP provided on pages 40-48 Refer to pages 49-51 for end notes.

38

Segment Operating Results Year Ended December 31, 2017 Home Health and (In Millions) IRF Hospice Reclasses Consolidated Net operating revenues $ 3,141.3 $ 772.6 $ — $ 3,913.9 Operating Expenses: Inpatient Rehabilitation: Salaries and benefits (1,603.8) — (550.8) (2,154.6) Other operating expenses(a) (462.5) — (64.5) (527.0) Supplies (135.7) — (13.6) (149.3) Occupancy (61.9) — (11.6) (73.5) Home Health and Hospice: Cost of services sold (excluding depreciation and amortization) — (363.3) 363.3 — Support and overhead costs — (277.2) 277.2 — (2,263.9) (640.5) — (2,904.4) Other income 4.1 — — 4.1 Equity in net income of nonconsolidated affiliates 7.3 0.7 — 8.0 Noncontrolling interest(b) (67.6) (6.9) — (74.5) Segment Adjusted EBITDA $ 821.2 $ 125.9 $ — 947.1 General and administrative expenses(c) (124.0) Adjusted EBITDA $ 823.1 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss (gain) on disposal of assets $ 4.8 $ (0.2) $ — $ 4.6 (21) (b) Tax reform impact on noncontrolling interests $ 0.5 $ 4.1 $ — $ 4.6 (c) Stock-based compensation $ — $ — $ — $ 47.7 Encompass Health Reconciliations to GAAP provided on pages 40-48; Refer to pages 49-51 for end notes. 39

Reconciliation of Net Income to Adjusted EBITDA(7) 2018 Q1 Q2 Q3 9 Months (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Net Income $ 105.2 $ 113.2 $ 109.3 $ 327.7 Loss (income) from disc ops, net of tax, attributable to Encompass Health 0.5 (0.2) 0.1 0.4 Net income attributable to noncontrolling interests (21.4) (21.4) (20.7) (63.5) Income from continuing operations attributable to Encompass Health* 84.3 $ 0.85 91.6 $ 0.92 88.7 $ 0.89 264.6 $ 2.65 Provision for income tax expense 30.0 29.3 30.2 89.5 Interest expense and amortization of debt discounts and fees 35.6 37.7 37.3 110.6 Depreciation and amortization 45.9 49.7 51.2 146.8 Net noncash loss (gain) on disposal of assets 0.8 2.4 (1.0) 2.2 Stock-based compensation expense 26.1 21.4 18.1 65.6 Transaction costs 1.0 — — 1.0 SARs mark-to-market impact on noncontrolling interests(3) (1.0) (0.9) (0.3) (2.2) Change in fair market value of equity securities(2) 0.6 0.4 0.1 1.1 Adjusted EBITDA $ 223.3 $ 231.6 $ 224.3 $ 679.2 Weighted average common shares outstanding: Basic 97.8 97.9 98.0 97.9 Diluted 99.4 99.6 100.0 99.7 Encompass Health * Per share amounts for each period presented are based on diluted weighted-average shares outstanding. 40 Refer to pages 49-51 for end notes.

Reconciliation of Net Income to Adjusted EBITDA[7]

	2017									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 84.4		$ 79.4		$ 85.1		$ 86.5		$ 335.4	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.3		(0.2)		0.1		0.2		0.4	
Net income attributable to noncontrolling interests	(17.6)		(16.4)		(19.2)		(25.9)		(79.1)	
Income from continuing operations attributable to Encompass Health*	67.1	$ 0.70	62.8	$ 0.66	66.0	$ 0.67	60.8	$ 0.61	256.7	$ 2.69
Provision for income tax expense	39.7		28.6		43.1		49.2		160.6	
Interest expense and amortization of debt discounts and fees	41.3		40.4		36.8		35.9		154.4	
Depreciation and amortization	45.2		45.8		46.2		46.6		183.8	
Loss on early extinguishment of debt	—		10.4		0.3		—		10.7	
Net noncash (gain) loss on disposal of assets	(0.5)		0.8		3.0		1.3		4.6	
Stock-based compensation expense	8.0		20.7		9.2		9.8		47.7	
Tax reform impact on noncontrolling interests[21]	—		—		—		4.6		4.6	
Adjusted EBITDA	$ 200.8		$ 209.5		$ 204.6		$ 208.2		$ 823.1	
Weighted average common shares outstanding:										
Basic		88.8		90.3		97.8		97.6		93.7
Diluted		99.0		98.9		99.0		99.2		99.3

Encompass Health

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 49-51 for end notes.

41

Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA Q3 9 Months Full Year (In Millions) 2018 2017 2018 2017 2017 Net cash provided by operating activities $ 198.5 $ 174.9 $ 584.0 $ 506.9 $ 658.3 Interest expense and amortization of debt discounts and fees 37.3 36.8 110.6 118.5 154.4 Equity in net income of nonconsolidated affiliates 2.1 2.1 6.4 6.2 8.0 Net income attributable to noncontrolling interests in continuing operations (20.7) (19.2) (63.5) (53.2) (79.1) Amortization of debt-related items (1.0) (1.0) (3.0) (7.7) (8.7) Distributions from nonconsolidated affiliates (2.0) (2.2) (5.5) (6.6) (8.6) Current portion of income tax expense 34.6 36.0 97.5 60.1 85.0 Change in assets and liabilities (24.8) (23.5) (47.1) (11.2) 7.4 Tax reform impact on noncontrolling interests(21) — — — — 4.6 Cash used in operating activities of discontinued operations 0.1 0.1 0.7 0.7 0.6 Transaction costs — — 1.0 — — SARs mark-to-market impact on noncontrolling interests(3) (0.3) — (2.2) — — Change in fair market value of equity securities(2) 0.1 — 1.1 — — Other 0.4 0.6 (0.8) 1.2 1.2 Adjusted EBITDA $ 224.3 $ 204.6 $ 679.2 $ 614.9 $ 823.1 Encompass Health Refer to pages 49-51 for end notes. 42

Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense Three Months Ended Nine Months Ended Year Ended September 30, September 30, December 31, 2018 2017 2018 2017 2017 (In Millions) Total segment Adjusted EBITDA $ 256.1 $ 235.1 $ 778.5 $ 705.6 $ 947.1 General and administrative expenses (49.9) (39.7) (165.9) (128.6) (171.7) Depreciation and amortization (51.2) (46.2) (146.8) (137.2) (183.8) Gain (loss) on disposal of assets 1.0 (3.0) (2.2) (3.3) (4.6) Loss on early extinguishment of debt — (0.3) — (10.7) (10.7) Interest expense and amortization of debt discounts and fees (37.3) (36.8) (110.6) (118.5) (154.4) Net income attributable to noncontrolling interests 20.7 19.2 63.5 53.2 79.1 SARs mark-to-market impact on noncontrolling interests(3) 0.3 — 2.2 — — Change in fair market value of equity securities(2) (0.1) — (1.1) — — Tax reform impact on noncontrolling interests(21) — — — — (4.6) Income from continuing operations before income tax expense $ 139.6 $ 128.3 $ 417.6 $ 360.5 $ 496.4 Encompass Health Refer to pages 49-51 for end notes. 43

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow(6) Q3 9 Months Full Year (In Millions) 2018 2017 2018 2017 2017 Net cash provided by operating activities $ 198.5 $ 174.9 $ 584.0 $ 506.9 $ 658.3 Impact of discontinued operations 0.1 0.1 0.7 0.7 0.6 Net cash provided by operating activities of continuing operations 198.6 175.0 584.7 507.6 658.9 Capital expenditures for maintenance (33.2) (37.6) (105.3) (92.1) (138.3) Distributions paid to noncontrolling interests of consolidated affiliates (21.3) (14.2) (56.5) (38.3) (51.9) Items non-indicative of ongoing operating performance: Transaction costs and related assumed liabilities (0.7) — (2.4) — — Cash paid for SARs exercise — — 4.3 — — Adjusted free cash flow $ 143.4 $ 123.2 $ 424.8 $ 377.2 $ 468.7 Cash dividends on common stock $ 24.5 $ 23.5 $ 74.4 $ 67.0 $ 91.5 Encompass Health Refer to pages 49-51 for end notes. 44

Adjusted EPS(5) - Q3 2018 For the Three Months Ended September 30, 2018 Adjustments Mark-to-Market Change in Adjustment for Fair Market Stock Value of As Compensation Income Tax Equity As Reported Expense Adjustments Securities(2) Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 224.3 $ — $ — $ — $ 224.3 Depreciation and amortization (51.2) — — — (51.2) Interest expense and amortization of debt discounts and fees (37.3) — — — (37.3) Stock-based compensation (18.1) 4.2 — — (13.9) Gain on disposal of assets 1.0 — — — 1.0 SARs mark-to-market impact on noncontrolling interests(3) 0.3 (0.3) — — — Change in fair market value of equity securities(2) (0.1) — — 0.1 — Income from continuing operations before income tax expense 118.9 3.9 — 0.1 122.9 Provision for income tax expense (30.2) (1.1) (0.7) — (32.0) Income from continuing operations attributable to Encompass Health $ 88.7 $ 2.8 $ (0.7) $ 0.1 $ 90.9 Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax — — Numerator for diluted earnings per share $ 88.7 $ 90.9 Diluted earnings per share from continuing operations, as reported* $ 0.89 $ 0.03 $ (0.01) $ — $ 0.91 Diluted shares used in calculation 100.0 Encompass Health * Adjusted EPS may not sum across due to rounding. 45 Refer to pages 49-51 for end notes.

Adjusted EPS(5) - Q3 2017 For the Three Months Ended September 30, 2017 Adjustments Mark-to- Market Adjustment on Stock Loss on Early As Compensation Extinguishment Income Tax As Reported Expense of Debt Adjustments Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 204.6 $ — $ — $ — $ 204.6 Depreciation and amortization (46.2) — — — (46.2) Loss on early extinguishment of debt (0.3) — 0.3 — — Interest expense and amortization of debt discounts and fees (36.8) — — — (36.8) Stock-based compensation (9.2) (1.0) — — (10.2) Loss on disposal of assets (3.0) — — — (3.0) Income from continuing operations before income tax expense 109.1 (1.0) 0.3 — 108.4 Provision for income tax expense (43.1) 0.4 (0.1) (0.4) (43.2) Income from continuing operations attributable to Encompass Health $ 66.0 $ (0.6) $ 0.2 $ (0.4) $ 65.2 Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax — — Numerator for diluted earnings per share $ 66.0 $ 65.2 Diluted earnings per share from continuing operations, as reported* $ 0.67 $ (0.01) $ — $ — $ 0.66 Diluted shares used in calculation 99.0 Encompass Health * Adjusted EPS may not sum across due to rounding. 46 Refer to pages 49-51 for end notes.

Adjusted EPS(5) - YTD 2018 For the Nine Months Ended September 30, 2018 Adjustments Mark-to-Market Change in Adjustment for Fair Market Stock Value of As Compensation Income Tax Transaction Equity As Reported Expense Adjustments Costs Securities(2) Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 679.2 $ — $ — $ — $ — $ 679.2 Depreciation and amortization (146.8) — — — — (146.8) Interest expense and amortization of debt discounts and fees (110.6) — — — — (110.6) Stock-based compensation (65.6) 26.6 — — — (39.0) Loss on disposal of assets (2.2) — — — — (2.2) Transaction costs (1.0) — — 1.0 — — SARs mark-to-market impact on noncontrolling interests(3) 2.2 (2.2) — — — — Change in fair market value of equity securities(2) (1.1) — — — 1.1 — Income from continuing operations before income tax expense 354.1 24.4 — 1.0 1.1 380.6 Provision for income tax expense (89.5) (6.8) (1.4) (0.3) (0.3) (98.3) Income from continuing operations attributable to Encompass Health $ 264.6 $ 17.6 $ (1.4) $ 0.7 $ 0.8 $ 282.3 Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax — — Numerator for diluted earnings per share $ 264.6 $ 282.3 Diluted earnings per share from continuing operations, as reported* $ 2.65 $ 0.18 $ (0.01) $ 0.01 $ 0.01 $ 2.83 Diluted shares used in calculation 99.7 Encompass Health * Adjusted EPS may not sum across due to rounding. 47 Refer to pages 49-51 for end notes.

Adjusted EPS(5) - YTD 2017 For the Nine Months Ended September 30, 2017 Adjustments Mark-to-Market Adjustment for Stock Loss on Early As Compensation Extinguishment Income Tax As Reported Expense of Debt Adjustments Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 614.9 $ — $ — $ — $ 614.9 Depreciation and amortization (137.2) — — — (137.2) Loss on early extinguishment of debt(4) (10.7) — 0.3 — (10.4) Interest expense and amortization of debt discounts and fees (118.5) — — — (118.5) Stock-based compensation (37.9) 13.9 — — (24.0) Loss on disposal of assets (3.3) — — — (3.3) Income from continuing operations before income tax expense 307.3 13.9 0.3 — 321.5 Provision for income tax expense (111.4) (5.6) (0.1) (10.4) (127.5) Income from continuing operations attributable to Encompass Health $ 195.9 $ 8.3 $ 0.2 $ (10.4) $ 194.0 Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax 10.8 10.8 Numerator for diluted earnings per share $ 206.7 $ 204.8 Diluted earnings per share from continuing operations, as reported* $ 2.08 $ 0.08 $ — $ (0.10) $ 2.07 Diluted shares used in calculation 99.1 Encompass Health * Adjusted EPS may not sum across due to rounding. 48 Refer to pages 49-51 for end notes.

End Notes (1) On October 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On February 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of September 30, 2018, the remaining repurchase authorization was $250 million. (2) During the first quarter of 2018, the Company adopted Accounting Standards Update No. 2016-01, “Financial Instruments - Overall (Topic 825): Recognition and Measurement of Financial Assets and Liabilities,” and began recognizing mark-to-market gains and losses associated with available-for-sale securities through net income instead of accumulated other comprehensive income. (3) In connection with the acquisition of Encompass Home Health & Hospice, the Company granted stock appreciation rights based on the fair value of the common stock of HealthSouth Home Health Holdings, Inc. to certain members of Encompass Home Health & Hospice management. The fair value of Holdings’ common stock is the amount by which the product of the trailing 12-month adjusted EBITDA for Holdings and the median market EBITDA multiple based on a basket of public home health companies and certain public home health acquisition transactions exceeds the initial fair value assigned to the Holdings’ stock. The fair value also takes into consideration the balance of the intercompany note in place and the net debt of Holdings. The fair value of these SARs will vary from period to period primarily based on the performance of the Company’s home health and hospice segment and the change in the median market multiple. Half of the SARs vest of January 1, 2019, and the other half vest on January 1, 2020. Once vested, they are exercisable until they expire on December 31, 2024 or in connection with termination of employment. As of September 30, 2018, the fair value of the SARs was approximately $75 million. (4) The interest and amortization and the loss on early extinguishment of debt related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share because the debt was assumed to have been converted at the beginning of the period, and the applicable shares were included in the diluted share count. (5) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (6) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non- indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (7) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. Encompass Health * Reconciliations to GAAP provided on pages 40-48. 49

End Notes, con’t. (8) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. In May 2017, the Company provided notice of its intent to redeem all $320 million of outstanding convertible notes. In lieu of receiving the redemption price, the holders had the right to convert their notes into shares of the Company’s common stock at a conversion rate of 27.2221 shares per $1,000 principal amount of Notes, which rate was increased by a make-whole premium. In the aggregate, holders of $319.4 million in principal elected to convert, which resulted in the Company issuing 8,895,483 shares of common stock (approximately 8.6 million shares were previously included in the diluted share count). The remaining $0.6 million of principal was redeemed by cash payment. (9) On July 21, 2016, the board of directors approved a $0.01 per share, or 4.3%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.24 per common share. On July 20, 2017, the board of directors approved a $0.01 per share, or 4.2%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.25 per common share. On July 24, 2018, the board of directors approved a $0.02 per share, or 8.0%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.27 per common share. (10) The Medicare Access and CHIP Reauthorization Act of 2015 mandated a market basket update of +1.0% in 2018 for post-acute providers including rehabilitation hospitals as well as home health and hospice agencies. (11) Beginning in FY 2020, CMS will no longer utilize the functional assessment items contained in the FIM instrument as part of the IRF Patient Assessment Instrument. This will affect patients’ classification into case-mix grouping and length-of-stay valued under the IRF-PPS. CMS will be further modifying the case- mix groupings, length-of-stay values and other definitions in the FY 2020 Notice of Proposed Rulemaking after incorporating a second year of data in its regression modeling. At present, we are unable to determine the impact the changes to the case-mix classification system starting in FY 2020 would have on Medicare payments beginning October 1, 2019. (12) The Bipartisan Budget Act (“BBA”) of 2018, signed into law on February 9, 2018, provides for a home health market basket update of 1.5% for CY 2020 and the elimination of any productivity adjustment to the market basket for that year. It also provides for the extension of the rural add-on adjustment through 2022, albeit declining in amount along the way. Additionally, it requires a new case mix payment model be introduced in 2020 that would be based on a 30-day unit of service, not include therapy thresholds as a component of the system, and be implemented in a budget neutral manner. On July 2, 2018, CMS released its Notice of Proposed Rulemaking for CY 2019, which proposes significant changes to the HH-PPS that would be effective on or after January 1, 2020. These changes would include the implementation of a new home health payment system, called the Patient-Driven Groupings Model (“PDGM”), as mandated by the BBA of 2018 discussed above. The PDGM would use 30-day payment periods and rely more heavily on clinical characteristics and other patient information (such as principal diagnosis, functional level, referral source, and timing), rather than the current therapy service-use thresholds, to set payments. It is too early to assess the potential effect of PDGM on our business in 2020. The details of the rule are likely to change before the rule goes into effect. We cannot at this time assess potential changes to our patient mix between now and 2020. Current projections do not account for actions we may take to adapt to the rule. To present PDGM as budget neutral, CMS has proposed significant Medicare rate reductions to offset expected provider behavioral changes in response to PDGM. Based on 2017 data, and assuming no change in the foregoing and other factors, which are subject to potentially significant change, we estimate an approximate 5.4% reduction in Medicare payments assuming the PDGM is implemented on a budget neutral basis. We are unable to assess the likelihood or effect of these potential behavioral changes. (13) The Company estimates the expected impact of each rule utilizing, among other things, the acuity of its patients over the 8-month (home health) to 12-month (inpatient rehabilitation) period prior to each rule’s release and incorporates other adjustments included in each rule. These estimates are prior to the impact of sequestration. (14) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~80% of industry, including Encompass Health inpatient rehabilitation sites (15) Represents discharges from 128 consolidated hospitals in Q3 2018; 127 consolidated hospitals in Q2 2018; 126 consolidated hospitals in Q1 2018 and Q4 2017; 125 consolidated hospitals in Q3 2017; 124 consolidated hospitals in Q2 2017; and 122 consolidated hospitals in Q1 2017 Encompass Health 50

End Notes, con’t. (16) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (17) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (18) Represents home health admissions from 214 consolidated locations in Q3 2018; 213 consolidated locations in Q2 2018; 196 consolidated locations in Q1 2018; 198 consolidated locations in Q4 2017; 196 consolidated locations in Q3 2017; and 191 consolidated locations in Q2 2017 and Q1 2017 (19) Represents hospice admissions from 57 locations in Q3 2018 and Q2 2018; 38 locations in Q1 2018; 37 locations in Q4 2017, Q3 2017 and Q2 2017; and 35 locations in Q1 2017 (20) In March 2006, the Company completed the sale of 400,000 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. In Q4 2013, the Company exchanged $320 million of newly issued 2.0% Convertible Senior Subordinated Notes due 2043 for 257,110 shares of its outstanding preferred stock. In April 2015, the Company exercised its rights to force conversion of all outstanding shares of its preferred stock. On the conversion date, each outstanding share of preferred stock was converted into 33.9905 shares of common stock, resulting in the issuance of 3,271,415 shares of common stock. (21) The application of the lower income tax rate that resulted from the Tax Cuts and Jobs Act to the Company’s net deferred tax assets resulted in a net $1.2 million increase in tax expense in Q4 2017. Application of the new tax rate to the Company’s joint venture entities’ deferred tax liabilities resulted in a net reduction in tax expense in Q4 2017. The Company’s joint venture partners’ share of this net tax benefit was $4.6 million, which resulted in an increase in noncontrolling interest expense in Q4 2017. Encompass Health 51